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                                                                    EXHIBIT 23.3

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated January 23, 2002 except as to Note 16, which appeared in the 2002 OpenTV Corp. Form 10-K, which is as of April 8, 2003 relating to the financial statements and financial statement schedule, which appears in OpenTV Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
San Jose, California


November 8, 2004